Statement of Work for Strategic Analytic Services

This Statement of Work for Strategic Analytic Services (this “SOW”) is a SOW under the Master Services Agreement dated as of February 8, 2019 between 605, LLC (“605”) and Rainbow Media Holdings LLC (“Customer” or “AMCN”) (the “Agreement”), and is effective as of August 1, 2022 (the “Statement of Work Effective Date”). Capitalized terms used in this SOW but not defined in this SOW will have the meanings given in the Agreement.

1.Services. 605 shall perform the following Services under this SOW:

605 will engage in a strategic, research, market, business and financial assessment of AMCN and its business, partnering with the AMCN management team to accelerate transition to direct consumer-facing distribution platforms (including subscription streaming, ad-supported streaming, AVOD/FAST, global streaming expansion). 605 will utilize its expertise, including assessment of extensive real-time business intelligence and consumer research to enable potential further acceleration of AMCN’s long-term growth and value creation. Among the analytic services to be provided by 605 are situation analysis, customer experience, data utilization, addressing the market, content strategy and overview, sales strategy, pricing analysis, customer profiles, content (by offering), marketing strategy and financial analysis.

The 605 team will develop a comprehensive understanding of the business and partner with the AMCN senior leadership team to devise an action plan to successfully migrate the business, optimize asset value and create optionality for the AMCN. 605 personnel who will perform the services include:

Kristin Dolan	CEO
Matt Weiss	CSO
Ray Casazza	COO
Alex Freed	VP
Gina Gusenfitter	Associate
Other Support Staff As Necessary

A full scope of the Services is set forth in Exhibit A.

2.    Deliverables. The following are the Deliverables under this SOW: Attached as Exhibit B. All Deliverables shall constitute Work Product.

3.    Certain Customer Responsibilities. Customer shall have the responsibilities described in Section 1.3 of the Agreement.

4.    Fees and Expenses. Subject to mutual execution of this SOW, promptly upon receipt of an invoice for the initial payment below, and upon receipt of an invoice at least thirty (30) days prior to each subsequent payment date below, Customer shall pay 605 the following fees under this SOW:

Execution of SOW: $2,625,000 (25%)
December 1, 2022: $1,312,500 (12.5%)
December 31, 2022: $1,312,500 (12.5%)
March 31, 2023: $2,625,000 (25%)

Final Deliverable: $2,625,000 (25%)

All expenses incurred by 605 in connection with the services, including travel expenses, shall be borne by 605 without reimbursement from Customer, unless 605 obtains prior written authorization from Customer and submits proper receipts, vouchers and any other requested substantiation. 605 shall not be entitled to receive reimbursement of any overages or additional expenses of any kind without the prior written approval of Customer.

5.    Term. The term of this Statement of Work begins on the Statement of Work Effective Date and ends on December 31, 2022, and shall automatically be extended to end on June 30, 2023 unless earlier terminated pursuant to Section 5.3 of the MSA.
6.    Estimated Timeline. See Exhibit B.

7.    Additional Restrictions. Customer agrees that its use of 605 Materials (including the Deliverables) provided under this Statement of Work is subject at all times to the following restrictions: To the extent any Deliverables involve use of 605 licensed set-top box and ACR data, such Deliverables shall be provided on an aggregated and anonymized basis.

- Signature Page Follows -

IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to be executed by their duly authorized representatives as of the Statement of Work Effective Date.

RAINBOW MEDIA HOLDINGS LLC	605, LLC:

By: /s/ Christina Spade	By: /s/ Tom Keaveney
Authorized Signature	Authorized Signature

Christina Spade	Tom Keaveney
Printed Name	Printed Name

COO and CFO	President
Title	Title

Exhibit A – Services Detail

[Intentionally omitted.]

Exhibit B
Deliverables

[Intentionally omitted.]